Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Lionheart Acquisition Corporation II on Amendment No. 1 to Form S-4 (File No. 333-260969) of our report dated March 31, 2021, except for the effects of Amendment #1 related to the reclassification of warrants discussed in Notes 2 and 11, as to which the date is May 19, 2021, and except for the effects of Amendment #2 related to the reclassification of Class A shares to temporary equity discussed in Note 2 as to which the date is December 6, 2021, with respect to our audits of the financial statements of Lionheart Acquisition Corporation II as of December 31, 2020 and 2019, and for the year ended December 31, 2020, and for the period from December 23, 2019 (inception) through December 31, 2019, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

Houston, Texas
December 22, 2021